Allegiant Q4/FY 2019 Earnings

Exhibit 99.1

ALLEGIANT TRAVEL COMPANY
FOURTH QUARTER AND FULL YEAR 2019 FINANCIAL RESULTS
Fourth quarter 2019 fully diluted earnings per share of $3.72
Fourth quarter 2019 airline only diluted earnings per share of $4.04(1)
Full year 2019 fully diluted earnings per share of $14.26
Full year 2019 airline only diluted earnings per share of $15.88(1)
68th consecutive profitable quarter

LAS VEGAS. January 29, 2020 —Allegiant Travel Company (NASDAQ: ALGT) today reported the following financial results for the fourth quarter and full year 2019, as well as comparisons to the prior year:

Consolidated	Three Months Ended December 31,		Percent Change	Twelve Months Ended December 31,		Percent Change
(unaudited)	2019	2018		2019	2018
Total operating revenue (millions)	$461.1	$412.1	11.9%	$1,841.0	$1,667.4	10.4%
Operating income (millions)	92.7	63.1	46.9	364.0	243.5	49.5
Net income (millions)	60.5	41.4	46.1	232.1	161.8	43.4
Diluted earnings per share	$3.72	$2.56	45.3	$14.26	$10.00	42.6

Airline only	Three Months Ended December 31,		Percent Change	Twelve Months Ended December 31,		Percent Change
(unaudited)	2019	2018		2019	2018
Airline operating revenue (millions)(1)	$456.6	$409.9	11.4%	$1,822.5	$1,659.1	9.8%
Airline operating income (millions)(1)	97.4	68.2	42.8%	388.7	255.9	51.9%
Airline operating margin	21.3%	16.6%	4.7 pts.	21.3%	15.4%	5.9 pts.
Airline diluted earnings per share(1)	$4.04	$2.87	40.8%	$15.88	$10.77	47.4%

Airline CASM ex fuel (cents)(1)	6.50	6.60	(1.5)%	6.22	6.43	(3.3)%

(1) Denotes a non-GAAP financial measure. Refer to Appendix A: Non-GAAP Presentation section within this document for further information.

Allegiant Q4/FY 2019 Earnings

“I am very happy to report our 68th consecutive profitable quarter and another profitable year,” stated Maurice J. Gallagher, Jr., chairman and CEO of Allegiant Travel Company. "The airline group successfully grew operating margin from 15 percent in 2018 to over 21 percent in 2019. Our success is very much tied to the efforts of our valued team members, who this year have also voted Allegiant as one of the Top 100 Best Places to Work according to Glassdoor's national survey. We are committed to investing in our people and are happy to report profit sharing payments to our employees company-wide are up nearly 80 percent from 2018. We could not achieve these outstanding financial and operational results without our dedicated team members, and I thank them for another truly extraordinary year.
"The highlights below show what a remarkable year we had in 2019, post our transition to our all-Airbus fleet. This transition is working as expected regarding both operations and profitability. We had an excellent operational quarter and year, averaging $6.3 million of EBITDA per aircraft this year, as predicted. We recently announced 44 new routes in the coming months - the largest network expansion in company history - which will bring us to more than 500 routes served. We truly are becoming a national brand as our reach stretches from coast to coast. Our non-competitive approach and limited-utilization model continues to work as it has for the past 18 years, allowing us to generate industry-leading profits.
"In closing, I would like to congratulate Scott DeAngelo on his promotion to executive vice president, chief marketing officer. In the nearly two years he has been with us, he has been the critical cog in our efforts to better understand our customers via a more data centric approach. This is a critical requirement in our Allegiant 2.0 evolution. He led the negotiations, as well, in our recent efforts to obtain the Allegiant Stadium naming rights. We are fortunate to have Scott, with his talent and experience on the team as we evolve into a customer centric travel company in the coming years. "

FY 2019 guidance recap

•	Fuel cost per gallon for 2019 was $2.18, three cents higher than our expectation of $2.15

◦	Expectation going into fourth quarter was $2.08, whereas actual cost was $2.18

▪	Increase drove a $0.29 reduction in our expected fourth quarter EPS

•	Sunseeker Resort project spend expected between $90 to $100 million with actual spend at $48 million

◦	No change in anticipated second quarter 2021 opening

◦	Lower spend resulted in reduced capitalized interest causing interest expense to be slightly higher than guidance

•	Ended 2019 with 91 total A320 series aircraft, two fewer than expected

◦	Incremental two aircraft have been placed in service in early 2020

▪	Still expect to have 105 aircraft by end of 2020

•	Airline capex spend exceeded guidance

◦	Driven by opportunistic engine acquisitions and earlier than planned aircraft deliveries

Airline only fourth quarter 2019 results

•	Diluted earnings per share were $4.04, an increase of over 40 percent versus last year

•	21.3 percent operating margin for the quarter, up 4.7 points year over year

•	TRASM increased 2.5 percent despite capacity growth of 8.3 percent

◦	Despite a 0.5 percent TRASM headwind from our initial co-branded credit card breakage revenue in fourth quarter 2018

•	Average fare - air related charges (air ancillary) up 13.4 percent year over year

◦	Four consecutive quarters of air ancillary in excess of $50 per passenger

•	Third party products revenue up 17.4 percent versus last year

◦	Hotel net revenue grew 22 percent and car rental net revenue grew 16 percent, far exceeding passenger growth

•	Operating CASM, excluding fuel, declined 1.5 percent

◦	Efficiencies in maintenance along with more targeted marketing spend were the largest drivers of improvement

◦	Year over year decrease is less than initial expectations due to higher than expected profit sharing payments to employees and unplanned line maintenance events

Airline only full year 2019 highlights

•	Industry-leading controllable completion of 99.96 percent, up versus prior year

Allegiant Q4/FY 2019 Earnings

•	On time performance (A-14) for the year was 78.7 percent, up 1.8 points year over year

•	Average fare - third party products revenue up 10.5 percent year over year on a per passenger basis

◦	Driven by higher rental car net revenue and increased activity from our co-branded credit card

•	Fixed fee contract revenue of $65 million

◦	Highest annual total in the company's history

•	Operating CASM, excluding fuel, declined 3.3 percent

◦	Reduction on a unitized basis in every operating expense line item with the exception of depreciation

◦	CASM, excluding fuel and profit sharing would have declined 4.4 percent

•	ASMs per gallon up 5.8 percent in 2019 versus 2018

•	EBITDA of $536.9 million, up 40 percent over the prior year

◦	Average airline EBITDA per aircraft of $6.3 million

Liquidity and shareholder returns

•	Total cash and investments at December 31, 2019 were $473 million

•	Total debt of $1.4 billion

•	We have 27 unencumbered aircraft

•	Returned $11 million in dividends in the fourth quarter

◦	Expect to pay dividend of $0.70 per share on March 12, 2020 to shareholders of record as of March 2, 2020

•	Currently have approximately $85 million in share repurchase authority

•	Drew down $81 million from the revolving credit facility to facilitate aircraft and engine acquisitions

◦	Intend to raise long-term financing on these assets individually and use the proceeds to pay down the facility

Non-airline highlights

•	Non-airline businesses resulted in a combined operating loss of $4.7 million during fourth quarter

•	In negotiation with potential buyer for Teesnap

Allegiant Q4/FY 2019 Earnings

Guidance, subject to revision

Full year 2020 guidance	Previous	Current
Fuel cost per gallon	$2.12	$2.15
Available seat miles (ASMs) / gallon	82.5 to 83.5	82.5 to 83.5

Interest expense (millions)	$75 to $80	$75 to $80
Capitalized interest (millions)	$16 to $19	$16 to $19
Tax rate	23.0% to 24.0%	23.0% to 24.0%
Share count (millions)	16.0	16.0
Earnings per share	$16.50 to $19.00	$16.50 to $19.00

System ASMs - year over year change	10 to 12%	10 to 12%
Scheduled service ASMs - year over year change	10 to 12%	10 to 12%

Depreciation expense (millions)	$180 to $190	$180 to $190
Airline operating CASM excluding fuel - year over year change	(2) to 0%	(2) to 0%

Airline CAPEX - full year 2020
Capital expenditures (millions)	$275 to $295	$275 to $295
Capitalized Airbus deferred heavy maintenance (millions) *	$100 to $120	$100 to $120

Sunseeker Resorts Project - 2020
Expected full year 2020 spend (millions)	$325 to $350	$325 to $350

Sunseeker Resorts Project - Total project **
2018 project spend (millions)		$51
2019 project spend (millions)		$48
Total expected project spend (millions) ***	$470	$470

Other CAPEX - full year 2020****
Capital expenditures (millions)	$15 to $20	$15 to $20

Previous guidance as of November 13, 2019
* Not included in capital expenditure total
** Total project spend includes $25m of pre-operating expense
*** Of the total remaining capex, expect to receive $175m in third party financing from an affiliate of TPG Sixth Street Partners as the last funds in the project, of which 2/3 will be non-recourse to Allegiant Travel Company
**** Includes Allegiant Nonstop

Aircraft fleet plan by end of period

Aircraft - (seats per AC)	YE19	1Q20	2Q20	3Q20	YE20
A319 (156 seats)	37	38	38	38	38
A320 (177/186 seats)	54	57	63	65	67
Total	91	95	101	103	105

Aircraft listed in table above include only in-service aircraft and future aircraft under contract (subject to change)

Allegiant Travel Company will host a conference call with analysts at 4:30 p.m. ET Wednesday January 29, 2020 to discuss its fourth quarter and full year 2019 financial results. A live broadcast of the conference call will be available via the Company’s

Allegiant Q4/FY 2019 Earnings

Investor Relations website homepage at http://ir.allegiantair.com. The webcast will also be archived in the “Events & Presentations” section of the website.

Allegiant Q4/FY 2019 Earnings

Allegiant Travel Company
Las Vegas-based Allegiant (NASDAQ: ALGT) is an integrated travel company with an airline at its heart, focused on connecting customers with premier leisure experiences - from vacations to hometown family entertainment. Since 1999, Allegiant Air has linked travelers in small-to-medium cities to world-class vacation destinations with all-nonstop flights and industry-low average fares. Today, Allegiant serves more than 450 routes across the country, with base airfares less than half the cost of the average domestic roundtrip ticket. Allegiant’s Sunseeker Resorts subsidiary is currently under construction with its inaugural resort property, Sunseeker Resort Charlotte Harbor in Southwest Florida - a unique waterside integrated resort like no other. And a growing group of Allegiant Nonstop family entertainment centers offer state-of-the art indoor games and attractions to thrill seekers of all ages. For more information, visit us at Allegiant.com. Media information, including photos, is available at http://gofly.us/iiFa303wrtF

Media Inquiries: mediarelations@allegiantair.com

Investor Inquiries: ir@allegiantair.com

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements are only estimates or predictions based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include our statements regarding future expenses, revenues, earnings, ASM growth, fuel consumption, expected capital expenditures, number of contracted aircraft to be placed in service in the future, the development and financing of our Sunseeker Resort, as well as other information concerning future results of operations, business strategies, financing plans, industry environment and potential growth opportunities. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," “guidance,” "anticipate," "intend," "plan," "estimate", “project”, “hope” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements generally may be found in our periodic reports filed with the Securities and Exchange Commission at www.sec.gov. These risk factors include, without limitation, an accident involving, or problems with, our aircraft, public perception of our safety, our reliance on our automated systems, our reliance on third parties to deliver aircraft under contract to us on a timely basis, risk of breach of security of personal data, volatility of fuel costs, labor issues and costs, the ability to obtain regulatory approvals as needed , the effect of economic conditions on leisure travel, debt covenants and balances, the ability to finance aircraft under contract, terrorist attacks, risks inherent to airlines, our competitive environment, our reliance on third parties who provide facilities or services to us, the possible loss of key personnel, economic and other conditions in markets in which we operate, the ability to successfully develop and finance a resort in Southwest Florida, governmental regulation, increases in maintenance costs and cyclical and seasonal fluctuations in our operating results.

Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Detailed financial information follows:

Allegiant Travel Company
Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Percent
	2019	2018	change
OPERATING REVENUE:
Passenger revenue	$416,976	$376,258	10.8
Third party products	16,456	14,015	17.4
Fixed fee contract revenue	22,199	17,285	28.4
Other revenue	5,443	4,556	19.5
Total operating revenue	461,074	412,114	11.9
OPERATING EXPENSES:
Salary and benefits	109,859	101,578	8.2
Aircraft fuel	103,574	103,808	(0.2)
Station operations	43,063	38,754	11.1
Depreciation and amortization	41,740	36,710	13.7
Maintenance and repairs	23,243	23,151	0.4
Sales and marketing	19,853	19,290	2.9
Aircraft lease rental	—	101	(100.0)
Other	27,090	25,634	5.7
Total operating expense	368,422	349,026	5.6
OPERATING INCOME	92,652	63,088	46.9
OTHER (INCOME) EXPENSE:
Interest expense	18,270	15,649	16.7
Capitalized interest	(1,028)	(2,075)	(50.5)
Interest income	(2,485)	(2,967)	(16.2)
Other, net	(740)	12	NM
Total other expense	14,017	10,619	32.0
INCOME BEFORE INCOME TAXES	78,635	52,469	49.9
PROVISION FOR INCOME TAXES	18,113	11,022	64.3
NET INCOME	$60,522	$41,447	46.0
Earnings per share attributable to common shareholders(1):
Basic	$3.72	$2.56	45.3
Diluted	$3.72	$2.56	45.3
Weighted average shares outstanding used in computing earnings per share attributable to common shareholders(1):
Basic	16,000	15,976	0.2
Diluted	16,006	15,989	0.1

NM - Not meaningful
(1) The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The Basic and Diluted earnings per share calculations for the periods presented reflect the two-class method mandated by ASC Topic 260, "Earnings Per Share." The two-class method adjusts both the net income and the shares used in the calculation. Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.

Allegiant Travel Company
Operating Statistics
(Unaudited)

	Three Months Ended December 31,		Percent
	2019	2018	change (1)
OPERATING STATISTICS
Total system statistics:
Passengers	3,585,966	3,239,286	10.7
Available seat miles (ASMs) (thousands)	3,928,536	3,605,069	9.0
Operating expense per ASM (CASM) (cents)	9.38	9.68	(3.1)
Fuel expense per ASM (cents)	2.64	2.88	(8.3)
Operating CASM, excluding fuel (cents)	6.74	6.80	(0.9)
ASMs per gallon of fuel	82.8	81.4	1.7
Departures	27,088	24,300	11.5
Block hours	60,684	55,285	9.8
Average stage length (miles)	846	866	(2.3)
Average number of operating aircraft during period	90.1	86.6	4.0
Average block hours per aircraft per day	7.3	6.9	5.8
Full-time equivalent employees at end of period	4,363	3,901	11.8
Fuel gallons consumed (thousands)	47,461	44,299	7.1
Average fuel cost per gallon	$2.18	$2.34	(6.8)
Scheduled service statistics:
Passengers	3,516,263	3,183,524	10.5
Revenue passenger miles (RPMs) (thousands)	3,073,055	2,846,246	8.0
Available seat miles (ASMs) (thousands)	3,745,031	3,457,044	8.3
Load factor	82.1%	82.3%	(0.2)
Departures	25,541	23,017	11.0
Block hours	57,687	52,814	9.2
Total passenger revenue per ASM (TRASM) (cents)(2)	11.57	11.29	2.5
Average fare - scheduled service(3)	$65.35	$71.23	(8.3)
Average fare - air-related charges(3)	$53.24	$46.96	13.4
Average fare - third party products	$4.68	$4.40	6.4
Average fare - total	$123.26	$122.59	0.5
Average stage length (miles)	856	877	(2.4)
Fuel gallons consumed (thousands)	45,163	42,346	6.7
Average fuel cost per gallon	$2.18	$2.33	(6.4)
Percent of sales through website during period	93.1%	93.8%	(0.7)
Other data:
Rental car days sold	426,428	415,094	2.7
Hotel room nights sold	96,396	95,804	0.6

(1) Except load factor and percent of sales through website, which is percentage point change.
(2) Various components of this measurement do not have a direct correlation to ASMs. These figures are provided on a per ASM basis to facilitate comparison with airlines reporting revenues on a per ASM basis.
(3) Reflects division of passenger revenue between scheduled service and air-related charges in Company's booking path.

Allegiant Travel Company
Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Twelve Months Ended December 31,		Percent
	2019	2018	change
OPERATING REVENUE:
Passenger revenue	$1,682,955	$1,533,701	9.7
Third party products	70,012	58,060	20.6
Fixed fee contract revenue	65,057	50,286	29.4
Other revenue	22,941	25,400	(9.7)
Total operating revenue	1,840,965	1,667,447	10.4
OPERATING EXPENSES:
Salary and benefits	450,448	413,892	8.8
Aircraft fuel	427,827	445,814	(4.0)
Station operations	171,420	161,019	6.5
Depreciation and amortization	155,852	129,351	20.5
Maintenance and repairs	91,713	99,015	(7.4)
Sales and marketing	78,910	73,514	7.3
Aircraft lease rentals	—	868	(100.0)
Other	100,845	100,515	0.3
Total operating expense	1,477,015	1,423,988	3.7
OPERATING INCOME	363,950	243,459	49.5
OTHER (INCOME) EXPENSE:
Interest expense	76,801	56,116	36.9
Capitalized interest	(4,472)	(2,354)	90.0
Interest income	(12,523)	(9,226)	35.7
Loss on extinguishment of debt	3,677	—	NM
Other, net	(780)	(395)	97.5
Total other expense	62,703	44,141	42.1
INCOME BEFORE INCOME TAXES	301,247	199,318	51.1
PROVISION FOR INCOME TAXES	69,130	37,516	84.3
NET INCOME	$232,117	$161,802	43.5
Earnings per share attributable to common shareholders(1):
Basic	$14.27	$10.02	42.4
Diluted	$14.26	$10.00	42.6
Weighted average shares outstanding used in computing earnings per share attributable to common shareholders(1):
Basic	16,027	15,941	0.5
Diluted	16,041	15,967	0.5

NM - Not meaningful
(1) The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The Basic and Diluted earnings per share calculations for the periods presented reflect the two-class method mandated by ASC Topic 260, "Earnings Per Share." The two-class method adjusts both the net income and the shares used in the calculation. Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.

Allegiant Travel Company
Operating Statistics
(Unaudited)

	Twelve Months Ended December 31,		Percent
	2019	2018	change (1)
OPERATING STATISTICS
Total system statistics:
Passengers	15,012,149	13,750,199	9.2
Available seat miles (ASMs) (thousands)	16,174,240	14,899,874	8.6
Operating expense per ASM (CASM) (cents)	9.13	9.56	(4.5)
Fuel expense per ASM (cents)	2.65	2.99	(11.4)
Operating CASM, excluding fuel (cents)	6.48	6.57	(1.4)
ASMs per gallon of fuel	82.3	77.8	5.8
Departures	110,542	101,212	9.2
Block hours	248,513	230,123	8.0
Average stage length (miles)	855	868	(1.5)
Average number of operating aircraft during period	85.6	91.0	(5.9)
Average block hours per aircraft per day	8.0	6.9	15.9
Full-time equivalent employees at end of period	4,363	3,901	11.8
Fuel gallons consumed (thousands)	196,442	191,471	2.6
Average fuel cost per gallon	$2.18	$2.33	(6.4)
Scheduled service statistics:
Passengers	14,823,267	13,606,103	8.9
Revenue passenger miles (RPMs) (thousands)	13,038,003	12,145,601	7.3
Available seat miles (ASMs) (thousands)	15,545,818	14,340,674	8.4
Load factor	83.9%	84.7%	(0.8)
Departures	105,690	96,554	9.5
Block hours	238,361	220,760	8.0
Total passenger revenue per ASM (TRASM) (cents)(2)	11.28	11.10	1.6
Average fare - scheduled service(3)	$61.58	$67.01	(8.1)
Average fare - air-related charges(3)	$51.96	$45.71	13.7
Average fare - third party products	$4.72	$4.27	10.5
Average fare - total	$118.26	$116.99	1.1
Average stage length (miles)	859	875	(1.8)
Fuel gallons consumed (thousands)	188,596	183,798	2.6
Average fuel cost per gallon	$2.18	$2.32	(6.0)
Percent of sales through website during period	93.3%	93.8%	(0.5)
Other data:
Rental car days sold	1,921,930	1,823,451	5.4
Hotel room nights sold	415,593	409,164	1.6

(1) Except load factor and percent of sales through website, which is percentage point change.
(2) Various components of this measurement do not have a direct correlation to ASMs. These figures are provided on a per ASM basis to facilitate comparison with airlines reporting revenues on a per ASM basis.
(3) Reflects division of passenger revenue between scheduled service and air-related charges in Company's booking path.

Summary Balance Sheet

Unaudited (millions)	12/31/2019	12/31/2018	Percent Change
Unrestricted cash and investments
Cash and cash equivalents	$121.9	$81.5	49.6%
Short-term investments	335.9	314.5	6.8
Long-term investments	15.5	51.5	(69.9)
Total unrestricted cash and investments	473.3	447.5	5.8
Debt
Current maturities of long-term debt and finance lease obligations, net of related costs(1)	173.3	152.3	13.8
Long-term debt and finance lease obligations, net of current maturities and related costs	1,248.6	1,119.4	11.5
Total debt	1,421.9	1,271.7	11.8
Total Allegiant Travel Company shareholders’ equity	883.6	690.3	28.0

(1) As of December 31, 2018, $428.0 million of the Company's Unsecured Senior Notes (which matured on July 15, 2019) were classified as long-term as the company refinanced the borrowings on a long-term basis in February 2019.

Summary Cash Flow

	Twelve Months Ended December 31,		Percent
Unaudited (millions)	2019	2018	Change
Cash provided by operating activities	$440.6	$356.6	23.6%
Purchase of property and equipment, including capitalized interest	(505.2)	(334.8)	50.9
Repurchase of common stock	(18.6)	(3.7)	402.7
Cash dividends paid to shareholders	(45.6)	(45.2)	0.9
Proceeds from the issuance of long-term debt	874.9	211.2	314.3
Principal payments on long-term debt & finance lease obligations	(705.8)	(232.2)	204.0

EPS Calculation

The following table sets forth the computation of net income per share, on a basic and diluted basis, for the periods indicated (share count and dollar amounts other than per-share amounts in table are in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Basic:
Net income	$60,522	$41,447	$232,117	$161,802
Less net income allocated to participating securities	(1,059)	(504)	(3,413)	(2,106)
Net income attributable to common stock	$59,463	$40,943	$228,704	$159,696
Earnings per share, basic	$3.72	$2.56	$14.27	$10.02
Weighted-average shares outstanding	16,000	15,976	16,027	15,941
Diluted:
Net income	$60,522	$41,447	$232,117	$161,802
Less net income allocated to participating securities	(1,058)	(503)	(3,410)	(2,104)
Net income attributable to common stock	$59,464	$40,944	$228,707	$159,698
Earnings per share, diluted	$3.72	$2.56	$14.26	$10.00
Weighted-average shares outstanding	16,000	15,976	16,027	15,941
Dilutive effect of stock options and restricted stock	101	29	51	53
Adjusted weighted-average shares outstanding under treasury stock method	16,101	16,005	16,078	15,994
Participating securities excluded under two-class method	(95)	(16)	(37)	(27)
Adjusted weighted-average shares outstanding under two-class method	16,006	15,989	16,041	15,967

Appendix A
Non-GAAP Presentation
Three and Twelve Months Ended December 31, 2019 and 2018
(Unaudited)

Airline operating revenue, airline operating income, airline net income, airline operating expense, and airline diluted earnings per share all eliminate the effects of non-airline operating activity, which is not reflective of the airline operating performance. Airline earnings before interest, taxes, depreciation and amortization ("Airline EBITDA") eliminates the effects of non-airline operating activity and other items. As such, all of these are non-GAAP financial measures.

EBITDA, as presented in this press release, and the various airline only metrics disclosed, are supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). They are not measurements of our financial performance under GAAP and should not be considered in isolation or as an alternative to net income or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating activities as a measure of our liquidity.

We define “EBITDA” as earnings before interest, taxes, depreciation and amortization. We caution investors that amounts presented in accordance with this definition may not be comparable to similar measures disclosed by other issuers, because not all issuers and analysts calculate EBITDA in the same manner.

We use EBITDA to evaluate our operating performance and liquidity and it is among the primary measures used by management for planning and forecasting of future periods. We believe the presentation of this measure is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by management and makes it easier to compare our results with other companies that have different financing and capital structures. EBITDA has important limitations as an analytical tool. These limitations include the following:

•	EBITDA does not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments to purchase capital equipment;

•	EBITDA does not reflect interest expense or the cash requirements necessary to service principal or interest payments on our debt;

•
although depreciation and amortization are non-cash charges, the assets that we currently depreciate and amortize will likely have to be replaced in the future, and EBITDA does not reflect the cash required to fund such replacements; and

•	other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure.

Presented below is a quantitative reconciliation of EBITDA to the most directly comparable GAAP financial performance measure, which we believe is net income. We believe the presentation of EBITDA and the airline only measures is relevant and useful for investors because it allows them to better gauge the performance of the airline and to compare our results to other airlines.

The SEC has adopted rules (Regulation G) regulating the use of non-GAAP financial measures. Because of our use of non-GAAP financial measures in this press release to supplement our consolidated financial statements presented on a GAAP basis, Regulation G requires us to include in this press release a presentation of the most directly comparable GAAP measure, which is operating revenue, operating income, net income, operating expenses, and diluted earnings per share and a reconciliation of the non-GAAP measures to the most comparable GAAP measure. Our utilization of non-GAAP measurements is not meant to be considered in isolation or as a substitute for operating income, net income or other measures of financial performance prepared in accordance with GAAP. Our use of these non-GAAP measures may not be comparable to similarly titled measures employed by other companies in the airline and travel industry. The reconciliation of each of these measures to the most comparable GAAP measure for the periods is indicated below.

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Reconciliation of airline operating CASM excluding fuel (millions, unless otherwise noted)
Consolidated operating expense (GAAP)	$368.4	$349.0	$1,477.0	$1,424.0
Less aircraft fuel expense	103.6	103.8	427.8	445.8
Less non-airline operating expense(1)	9.3	7.3	43.3	20.7
Total airline operating expense less fuel expense(1)	255.5	237.9	1,005.9	957.5

System available seat miles	3,928.5	3,605.1	16,174.2	14,899.9
Cost per available seat mile (cents) as reported	9.38	9.68	9.13	9.56
Cost per available seat mile excluding fuel and non-airline operating expense (cents)(1)	6.50	6.60	6.22	6.43

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Reconciliation of airline operating revenue, operating income, net income, and EBITDA (millions, unless otherwise noted)
Operating revenue as reported (GAAP)	$461.1	$412.1	$1,841.0	$1,667.4
Non-airline operating revenue(1)	4.5	2.2	18.5	8.3
Airline operating revenue(1)	456.6	409.9	1,822.5	1,659.1

Operating income as reported (GAAP)	92.7	63.1	364.0	243.5
Non-airline operating loss(1)	(4.7)	(5.1)	(24.8)	(12.4)
Airline operating income(1)	97.4	68.2	388.7	255.9
Airline operating margin	21.3%	16.6%	21.3%	15.4%

Net income as reported (GAAP)	60.5	41.4	232.1	161.8
Non-airline net loss(1)	(5.3)	(5.1)	(26.5)	(12.4)
Airline net income(1)	65.8	46.5	258.6	174.2

Airline net income(1)	65.8	46.5	258.6	174.2
Airline interest expense(1)	14.2	10.6	58.1	44.5
Airline provision for income taxes(1)	18.1	11.0	69.1	37.5
Airline depreciation and amortization(1)	40.5	36.2	151.1	127.5
Airline EBITDA(1)	138.6	104.3	536.9	383.7
Average number of aircraft in service (#)	90.1	86.6	85.6	91.0
Airline EBITDA per aircraft(1)	1.5	1.2	6.3	4.2

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Reconciliation of airline diluted earnings per share
Net income as reported (GAAP) (millions)	$60.5	$41.4	$232.1	$161.8
Airline net income (millions)(1)	65.8	46.5	258.6	174.2

Diluted shares used for computation (thousands)	16,006	15,989	16,041	15,967

Diluted earnings per share as reported (per share) (GAAP)	$3.72	$2.56	$14.26	$10.00

Airline diluted earnings per share(1)	$4.04	$2.87	$15.88	$10.77

(1) Denotes non-GAAP figure.